UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 15, 2006
ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 367-3600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 15, 2006, Alon USA, LP (“Alon USA”), a Texas limited partnership and a subsidiary of Alon USA Energy, Inc. (the “Company”), entered into an Amended Revolving Credit Agreement (the “Amended Credit Facility”) by and among Alon USA, Israel Discount Bank of New York (“Israel Discount Bank”), as administrative agent, co-arranger and collateral agent, Bank Leumi USA (“Bank Leumi”), as co-arranger, and certain other guarantor companies and financial institutions from time to time named therein.
     The Amended Credit Facility provides for a total commitment in an aggregate amount not to exceed $240 million. The entire Amended Credit Facility is available in the form of letters of credit and revolving loans. The aggregate credit availability is limited at any particular time to an amount equal to the lesser of (1) $240 million, (2) the amount of the borrowing base (as defined in the Amended Credit Facility), and (3) the then current facility sublimit (as defined in the Amended Credit Facility). The initial credit availability is $160 million. The Amended Credit Facility is scheduled to expire in January 1, 2010. As of February 15, 2006 there were no borrowings outstanding and approximately $115 million of letters of credit outstanding under the Credit Facility.
     Obligations under the Amended Credit Facility are jointly and severally guaranteed by substantially all of the Company’s subsidiaries, except for the Company’s retail subsidiaries, and such obligations are secured by a pledge of substantially all of the Company’s and the guaranteeing subsidiaries’ cash, accounts receivable, inventory and related assets.
     A copy of the Amended Credit Facility is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Amended Credit Facility contained herein is qualified in its entirety by reference to the full text of the Amended Credit Facility.
     The press release issued by the Company on February 16, 2006 with respect to the entry into the Amended Credit Facility is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
10.1	Amended Revolving Credit Agreement, dated February 15, 2006, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA, and certain other guarantor companies and financial institutions identified therein.

99.1	Press Release of the Company dated February 16, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
By:	/s/ Harlin R. Dean
Harlin R. Dean
Vice President, General Counsel and Secretary

Date: February 16, 2006

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Amended Revolving Credit Agreement, dated February 15, 2006, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA, and certain other guarantor companies and financial institutions identified therein.

99.1	Press Release of the Company dated February 16, 2006.